UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 3, 2006

The Allied Defense Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11376	04-2281015
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8000 Towers Crescent Drive, Suite 260, Vienna, Virginia		22182
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 847-5268

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 3, 2006, Robert P. Dowski, ("Dowski"), Chief Financial Officer of The Allied Defense Group, Inc. ("Allied"), made a $1 million loan advance to Allied. Allied executed and delivered a Term Loan Promissory Note dated February 3, 2006 to Dowski to evidence this loan (the "Note"). A copy of the Note is attached hereto as Exhibit 10.1.

The Note provides for advances of up to $2 million (the "Loan"). Only $1 million has been advanced to date. The Note provides that other individuals/entities may join Dowski in advancing the Loan. The entity which is the independent distributor of MECAR S.A., Allied’s Belgian munitions subsidiary, responsible for distributing MECAR’s products to one of its principal customers, has indicated that it will advance the second $1 million if necessary. All unpaid principal and accrued and unpaid interest (at the rate of twelve percent (12%) per annum) is due and payable on March 15, 2006.

In connection with the Loan, the Compensation Committee of the Board of Directors of Allied agreed to grant 1,000 shares of the Common Stock of Allied for each $1 million of the Loan which is actually advanced.

Dowski entered into a Subordination and Intercreditor Agreement with Patriot Capital Funding LLC I ("Patriot"), Allied’s senior lender, by which Dowski subordinated the Loan to all amounts advanced by Patriot to Allied. A copy of the Subordination and Intercreditor Agreement is attached hereto as Exhibit 10.2.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 3, 2006, Allied obtained the Loan from Dowski. The Loan is described under Item 1.02 hereof.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

By letter dated February 2, 2006, Patriot notified Allied that it was in default of various covenants set forth in the senior loan documents dated as of May 28, 2004, as amended (the "Senior Loan Documents"), including the failure to maintain appropriate cash collateral. Effective as of February 2, 2006, all amounts payable under the Senior Loan Documents will bear interest at fourteen percent (14%) per annum, the default rate set forth in the Senior Loan Documents.

By separate letter dated February 3, 2006, Patriot agreed to forbear from declaring a Matured Default under the Senior Loan Documents due to the existing covenant defaults through March 3, 2006 (the "Expiration Date"). On or before the Expiration Date, Allied is to provide Patriot a schedule outlining proposed cash deposits to comply with the cash collateral requirements of the Senior Loan Documents, which schedule may be accepted or rejected by Patriot in its sole discretion.

Copies of the February 2, 2006 and February 3, 2006 letters from Patriot are attached hereto as Exhibits 10.3 and 10.4.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Term Loan Promissory Note
Exhibit 10.2 Subordination and Intercreditor Agreement
Exhibit 10.3 Patriot Capital Funding LLC I letter dated February 2, 2006
Exhibit 10.4 Patriot Capital Funding LLC I letter dated February 3, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Allied Defense Group, Inc.

February 13, 2006	By:	John J. Marcello

Name: John J. Marcello
Title: Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

10.1	Term Loan Promissory Note
10.2	Subordination and Intercreditor Agreement
10.3	Patriot Capital Funding LLC I letter dated February 2, 2006
10.4	Patriot Capital Funding LLC I letter dated February 3, 2006